UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:  September 5, 2012
Date of Earliest Event Reported:  August 30, 2012

Sauer-Danfoss Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

2800 East 13th Street Ames, Iowa (Address of principal executive offices)	50010 (U.S. Zip Code)

Registrant's telephone number, including area code: (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in the Form 8-K filed by Sauer-Danfoss Inc. (the “Company”) on August 30, 2012, Sven Ruder, President and Chief Executive Officer of the Company, has announced his intention to resign those positions on October 5, 2012. Also as reported in the August 30 Form 8-K, the Board of Directors has appointed Eric Alstrom, age 46, to become the Company's new President and Chief Executive Officer, effective October 5, 2012. For a transition period running from September 10, 2012 through October 5, 2012, Messrs. Ruder and Alstrom will serve as co-Presidents and co-Chief Executive Officers.
On August 30, 2012, Mr. Alstrom entered into an Employment Contract (the “Employment Contract”) with Sauer-Danfoss GmbH & Co. OHG (“OHG”), a wholly owned German subsidiary of the Company. The Employment Contract governs his duties with both OHG and the Company. Although employed by OHG, Mr. Alstrom will report directly to the Chairman of the Company's Board of Directors. His primary place of work will be OHG's office in Neumünster, Germany, where Mr. Ruder is presently based.
The material terms of the Employment Contract are as follows:

•	Mr. Alstrom will receive an annual fixed salary of Euro 500,000 ($629,900), subject to annual review by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

•
Mr. Alstrom will be eligible to earn an annual cash incentive under the Sauer-Danfoss Inc. Omnibus Incentive Plan (the “Incentive Plan”). Target incentive payments and performance goals will be established by the Compensation Committee pursuant to the terms of the Incentive Plan.

•
Mr. Alstrom will be entitled to participate in other benefits generally available to all executive employees of the Company and its subsidiaries, including long-term incentive awards pursuant to the Incentive Plan as determined by the Compensation Committee.

•	Mr. Alstrom will be entitled to participate in OHG's existing pension plan for executive employees, as such plan may be amended from time to time.

•	OHG will provide Mr. Alstrom with a company car, all the operating, service, and maintenance expenses of which will be paid by OHG.

•	The Employment Contract contains customary confidentiality and non-disclosure provisions.

•
The term of the Employment Contract is indefinite. OHG may terminate Mr. Alstrom's employment on 24 months' notice; Mr. Alstrom may terminate his employment on 12 months' notice. In the case of termination for cause, either party may terminate the Employment Contract immediately. Mr. Alstrom's employment will terminate without notice at the end of the month in which Mr. Alstrom reaches standard retirement age for a state (German) pension or upon his death.

•
Mr. Alstrom is prohibited from engaging in activities competitive with the Company and its affiliates during, and for a period of 18 months following, his employment. The post-termination portion of this covenant not to compete, however, will not apply if Mr. Alstrom resigns as a consequence of a breach by OHG or the Company or if OHG terminates Mr. Alstrom's employment without reasonable cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sauer-Danfoss Inc.

		By:	/s/ Kenneth D. McCuskey
		Name:	Kenneth D. McCuskey
Date:	September 5, 2012	Title:	Vice President and Chief Accounting Officer, Secretary